[•], 2011

[•]
c/o RenaissanceRe Holdings Ltd.
Renaissance House
12 Crow Lane
Pembroke HM19
Bermuda
Re:    Waiver of Certain Provisions of Employment Agreement
Dear [•],
Reference is made to your employment agreement with RenaissanceRe Holdings Ltd. (the “Company”) dated [•], as amended (your “Employment Agreement”). Consistent with our discussions, notwithstanding anything to the contrary in your Employment Agreement (including, without limitation, Section 5(b)(ii) thereof), or pursuant to any other arrangement, policy or practice of the Company, from and after May 6, 2011 you shall not be entitled to receive, and the Company shall not be obligated to provide to you, any “gross-up” reimbursement payments in respect of United States federal income tax liabilities incurred by you as a result of imputed income related to perquisites provided to you under Section 5(b)(ii) of your Employment Agreement. Except as specifically set forth herein, all terms and provisions of your Employment Agreement shall continue in full force and effect.
Please indicate your agreement with the foregoing by signing where indicated below.
Sincerely,
RENAISSANCERE HOLDINGS LTD.
By:_______________________________
Name:
Title:
Accepted and Agreed:

_______________________________